CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS





We consent to the use in this registration statement on Form SB-2 of our report dated January 26, 1996, except for the first paragraph of Note 10, which is as of October 27, 1996, on our audit of the financial statements of New York Health Care, Inc. as of December 31, 1995 and for the years ended December 31, 1994 and 1995. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts".





                                             /s/
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                                             M.R. WEISER & CO. LLP





New York, NY
November 5, 1996